EXHIBIT 23.1

CONSENT OF FRANK, RIMERMAN & CO. LLP, INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the inclusion of our report for the audit of the balance sheets of Qwest Cyber.Solutions, LLC - ASP Division as of December 31, 2000 and December 31, 2001, and the related statements of operations, members' equity and cash flows for the period from Inception through December 31, 1999 and the years ended December 31, 2000 and 2001, dated October 25, 2002 in this Current Report on Form 8-K/A dated June 14, 2004.

/s/  FRANK, RIMERMAN & CO. LLP

San Francisco, California
June 14, 2004